Exhibit 10.2

EXECUTION VERSION

Patent, Trademark AND COPYRIGHT security agreement

This Patent, Trademark and Copyright Security Agreement is entered into as of May 5, 2016, by and between SaaS Capital Funding II, LLC (“Grantee”) and Accelerize Inc. (“Grantor”).

RECITALS

A.     Grantee has agreed to make certain financial accommodations to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and between Grantee and Grantor dated as of the date hereof (as the same may be amended, restated, supplemented and/or otherwise modified from time to time, the “Loan Agreement”).

B.     The term “Patents” means all patents, patent applications and like protections including without limitation design and utility patents, utility models, industrial designs, improvements, divisions, continuations, renewals, reissues, reexaminations, extensions and continuations-in-part of the same and the inventions disclosed or claimed therein.

C.     The term “Trademarks” means trade names, trademarks, service marks and applications therefor, whether registered or not, trade dress, and all of the goodwill of the business of Borrower connected with and symbolized by such trademarks, service marks and trade dress.

D.     The term “Copyrights” means all works of authorship, copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired, and including all moral rights included or embodied therein.

E.     The term “Trade Secrets” means any trade secret rights, including any rights to unpatented inventions, know-how and confidential information now owned or hereafter acquired.

F.     Capitalized terms used herein, but not otherwise defined are as defined in the Loan Agreement and this Agreement constitutes a Loan Document as defined in the Loan Agreement. Grantee is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Grantee a security interest in certain Patents, Trademarks, Copyrights and Trade Secrets to secure the obligations of Grantor under the Loan Agreement and other Loan Documents.

G.     Pursuant to the terms of the Loan Agreement, Grantor has granted to Grantee a first priority security interest (subject to Permitted Liens) in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement and the other Loan Documents, Grantor hereby represents, warrants, covenants and agrees as follows:

agreement

To secure its obligations under the Loan Agreement, Grantor grants and pledges to Grantee a first priority security interest (subject only to Permitted Liens) in all of Grantor’s right, title and interest in, to and under its Patents, Trademarks and Copyrights (including without limitation those Patents, Trademarks and Copyrights listed on Exhibits A, B and C respectively, hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations in-part thereof, in each case whether now existing or hereafter acquired.

This security interest is granted in conjunction with the security interest granted to Grantee under the Loan Agreement. The rights and remedies of Grantee with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and any of the other Loan Documents, and those which are now or hereafter available to Grantee as a matter of law or equity. Each right, power and remedy of Grantee provided for herein, in the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein, and the exercise by Grantee of any one or more of the rights, powers or remedies provided for herein, in the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by any person, including Grantee, of any or all other rights, powers or remedies.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Patent, Trademark and Copyright Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

ACCELERIZE INC.

By:   /s/ Anthony Mazzarella
Name: Anthony Mazzarella
Title: Chief Financial Officer

Address of Grantor:

Accelerize Inc.

20411 SW Birch St.

Suite 250

Newport Beach, CA 92660
Attention:  [___]

GRANTEE:

SAAS CAPITAL FUNDING II, LLC

By: /s/ Todd Gardner
Name:  Todd Gardner
Title:  President

Address of Grantee:

SaaS Capital Funding II, LLC
810 Seventh Avenue, Suite 2005

New York, New York 10019
Attention: Todd Gardner

EXHIBIT A

Patents

Patent	Serial No.	Registration No.	Filing Date	Registration Date
None.

EXHIBIT B

Trademarks

Trademark	Serial No.	Registration No.	Filing Date	Registration Date
	85/566,188	4,225,522	Mar. 10, 2012	Oct. 16, 2012

Trade Names: None.

EXHIBIT C

Copyrights

Copyright	Serial No.	Registration No.	Filing Date	Registration Date
None.